Exhibit 16.1
                                                              ----------

  BDO Seidman, LLP                       1700 Market Street, 29th Floor
  Accountants and Consultants            Philadelphia, Pennsylvania 19103-3962
                                         Telephone: (215) 636-5500
                                         Fax: (215) 636-5501







November 7, 2006

Securities and Exchange Commission 100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 7, 2006, to be filed by Hemispherx
Biopharma, Inc. We agree with the statements made in response to that Item insofar as they related to our Firm.

Very truly yours,

/s/BDO Seidman, LLP

BDO Seidman, LLP